Exhibit 99.8

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION Apex Technology Acquisition Corporation SPECIAL MEETING OF STOCKHOLDERS                 , 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF Apex Technology Acquisition Corporation The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement in connection with the special meeting (the “Special Meeting”) of Apex Technology Acquisition Corporation (“Apex”),    will be held on at Pacific Time at , and hereby appoints and and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Apex (or its successor) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this proxy card. This proxy will be voted as directed. If no directions are given, this proxy will be voted “FOR” adoption and approval of the Business Combination Proposal and “FOR” all of the other proposals presented to the Apex stockholders at the Special Meeting. If the undersigned does not state otherwise, any additional business to properly come before the meeting will be voted in a manner consistent with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, and in accordance with the best judgment of the proxies named herein. The Apex board of directors unanimously recommends “FOR” the Business Combination Proposal and “FOR” all of the other proposals presented to Apex stockholders at the Special Meeting. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

1.To approve and adopt the Business For Against Abstain Combination Agreement and Plan of ï,¨ ï,¨ ï,¨ Reorganization, dated as of November 23, 2020, as amended on December 30, 2020, by and among (i) Apex Technology Acquisition Corporation (“Apex”), (ii) AvePoint, Inc. (“AvePoint”), (iii) Athena Technology Merger Sub, Inc. and (iv) Athena Technology Merger Sub 2, LLC (as it may be amended from time to time, the “Business Combination Agreement”), a copy of which is attached to the proxy statement as Annex A, and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination” and this proposal, the “Business Combination Proposal”). 2. To approve the following amendments to Apex’s current amended and restated certificate of incorporation (collectively, the “Charter Proposals”): 2a. To change Apex’s name to For Against Abstain “AvePoint, Inc.” ï,¨ ï,¨ ï,¨ 2b. To increase the number of authorized For Against Abstain shares of common stock and “blank ï,¨ ï,¨ ï,¨ check” preferred stock. 2c. To require that stockholders only act For Against Abstain at annual and special meetings of the ï,¨ ï,¨ ï,¨ corporation and not by written consent. 2d. To eliminate the current limitations in For Against Abstain place on the corporate opportunity ï,¨ ï,¨ ï,¨ doctrine. 2e. To increase the required vote For Against Abstain thresholds for stockholders approving ï,¨ ï,¨ ï,¨ amendments to the certificate of incorporation and bylaws to 66 2/3%. 2f, To approve all other changes, For Against Abstain including eliminating certain provisions ï,¨ ï,¨ ï,¨ related to special purpose acquisition corporations that will no longer be relevant following the consummation of the Business Combination. 3. To approve the AvePoint, Inc. 2021 For Against Abstain Equity Incentive Plan (the “2021 Plan”), ï,¨ ï,¨ ï,¨ to be effective after the Closing to assist Apex, immediately upon consummation of the Business Combination (the “Combined Company”) in securing and retaining the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Combined Company and its affiliates and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the common stock of the Combined Company through the granting of awards under the 2021 Plan (this proposal, the “Incentive Plan Proposal”). 4. To approve the AvePoint, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) to assist the Combined Company in aligning the long-term financial interests of its employees with the financial interests of its stockholders, as well as attracting, retaining and motivating employees and encouraging them to devote their best efforts to the Combined Company’s business and financial success.” Add voting boxes, for, against, and abstain to right. 5. To approve the following proposals (collectively, the “Nasdaq Proposals”) : 5a. To issue Apex common stock to change For Against Abstain Apex’s name to AvePoint’s equityholders inï,¨ ï,¨ ï,¨ connection with the mergers pursuant to the Business Combination Agreement. 5b. To issue Apex common stock to For Against Abstain investors in the PIPE. ï,¨ ï,¨ ï,¨ 6. To approve the adjournment of the For Against Abstain Special Meeting to a later date or dates, if ï,¨ ï,¨ ï,¨ necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal and the Nasdaq Proposals. Dated:,20 Stockholder’s Signature Stockholder’s Signature Signature should agree with name printed hereon. If stock is held in the name Executors, administrators, trustees, guardians, and attorneys should indicate powers of attorney.